NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        September 9, 1998

To the Stockholders
Canterbury Information Technology, Inc.          July 28, 1998

The Fiscal 1997 Annual Meeting of Stockholders of Canterbury Information Technology, Inc. (the "Company") will be held at The Mansion on Main Street, Voorhees, New Jersey on September 9, 1998 at 10:00 a.m. (Eastern Standard Time) for the following purposes:

1. To elect seven (7) Directors for the ensuing year, and until their successors are duly elected and qualified (Proposal No.1);

2. To ratify the appointment of Ernst & Young, LLP, as the Company's independent public accountants for the fiscal year ending November 30, 1998 (Proposal No. 2);

3. To transact any other business as may properly be brought before the meeting, or any adjournment thereof.

Only stockholders of record as of the close of business on July 17, 1998 (record date) are eligible to vote at this Annual Meeting of Stockholders or any adjournment thereof. However, so that we may be sure your vote will be counted, we invite you to sign and date this proxy card and return it as soon as possible in the envelope provided. If you attend the meeting, you may revoke your proxy and vote in person.

STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE ASKED TO
VOTE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE
ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH DOES NOT REQUIRE ANY UNITED STATES POSTAGE.

                   By order of the Board of Directors,

                   By: /s/Jean Z. Pikus
                   Jean Zwerlein Pikus
                   Vice President and Secretary

July 28, 1998, Medford, NJ

A copy of the Annual Report of the Company for the fiscal year ended November 30, 1997 is enclosed herewith. The Company's 10-K Report for the fiscal year ended November 30, 1997, as well as the 10-Q Report for the three months ended May 31, 1998 are available free of charge upon written request to: Canterbury Information Technology, Inc., 1600 Medford Plaza, Medford, New Jersey 08055.

              CANTERBURY INFORMATION TECHNOLOGY, INC.
           1600 Medford Plaza, Route 70 & Hartford Road
                     Medford, New Jersey 08055